Exhibit 10.1
AMENDMENT TO CREDIT AGREEMENT
     THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed and delivered as of this 5th day of March 2007 among LASALLE BANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), the financial institutions party hereto (the “Lenders”), AKORN, INC., a Louisiana corporation (“Akorn”) and AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn New Jersey”).
W I T N E S S E T H :
     A. The Administrative Agent, Akorn, Akorn New Jersey and the Lenders entered into a Credit Agreement dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings attributed to them in the Credit Agreement.
     B. The Companies have requested that the Administrative Agent and the Required Lenders consent to certain terms of the the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:
     1. Amendment. Upon the Effective Date (as defined below), the Credit Agreement shall be amended as follows:
     (a) EBITDA. The definition of “EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
EBITDA means, for any period, Consolidated Net Income for such period plus (a) to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period plus (b) solely for the purposes of determining EBITDA for the Fiscal Year 2003, the Decatur Add Back and the Refinancing Expense Add Back plus (c) solely for determining EBITDA for the Computation Periods ending December 31, 2005 and March 31, 2006, research and development expenditures during such Computation Periods in an amount not to exceed $3,000,000 plus (d) solely for determining EBITDA for the Computation Period ending December 31, 2006 and each Computation Period thereafter (but subject to the condition that the Companies have Cash Equivalent Investments at all times during each such applicable Computation Period equal to or in excess of $5,000,000), research and development expenses during such Computation Period in an amount not to exceed $10,000,000.

     2. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Amendment, each Company jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) Each Company is in good standing under the laws of its jurisdiction of formation and in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.
     (b) Each Company is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.
     (c) The execution, delivery and performance by the Companies of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Company or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Company or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Company.
     (d) This Amendment is the legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.
     (e) The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).
     (f) Except as specifically waived in this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing.
     3. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon delivering to the Administrative Agent this Amendment executed by each Company, the Administrative Agent and the Required Lenders. The date on which such event has occurred is the “Effective Date”.
     4. Affirmation. Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Unmatured Event of Default or Event of Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and the Company hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as modified hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.
     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.
     6. Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
     7. Further Assurances. Each Company agrees to execute and deliver, or cause to be executed and delivered, in form and substance satisfactory to the Administrative Agent and the Lenders, such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents.
     8. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.
     9. Acknowledgment. Each Company hereby waives, discharges and forever releases the Administrative Agent and each of the Lenders, and each of said Person’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that either Company has or may have had at any time through (and including) the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to either Company or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent’s or any Lender’s actions or omissions in connection with the Credit Agreement, including any amendments or modifications thereto, or otherwise.
[signature pages follow]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

AKORN, INC.
By:	/s/ Jeffrey A. Whitnell
Title:	CFO

AKORN (NEW JERSEY), INC.
By:	/s/ Jeffrey A. Whitnell
Title:	CFO

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and Lender
By:	/s/ Patrick O’Toole
Title:	First Vice President